UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2018

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2018, Nuo Therapeutics, Inc. (the “Company” or “Nuo”) entered into a pair of agreements with Rohto Pharmaceutical Co., Ltd. (“Rohto”). Rohto is the holder of a license to use certain of the Company’s intellectual property for the development, import, use, manufacturing, marketing, sale and distribution for all wound care and topical dermatology applications of the Company’s Aurix® system and related intellectual property and know-how in human and veterinary medicine in Japan.

Pursuant to a securities purchase agreement, dated as of May 28, 2018, the Company agreed to issue to Rohto, and Rohto agreed to purchase from the Company, 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $0.50 per share. The closing of the transaction is expected to occur on or before June 15, 2018. In offering the shares of Common Stock, the Company relied on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

Pursuant to an amendment, dated as of May 28, 2018 (the “Amendment”), to the Company’s Exclusive License and Distribution Agreement with Rohto dated December 31, 2014 (the “Original Agreement”), the parties amended the Original Agreement, reflecting the following material revisions:

●

The milestone payment that Rohto was obligated to make upon achievement of the pricing event was reduced from $1,000,000 to $300,000, and the definition of the pricing event was expanded to include a second trigger. As a result of the Amendment, the pricing event occurs on the earlier of (a) achievement of the National Health Insurance system (“NHI”) reimbursement price for the licensed product in Japan and (b) achievement of NHI reimbursement for the treatment by treating clinicians of patients using the licensed product in Japan in the field of use.

●

The royalty payment structure was amended. Previously, the royalty was 9% of net sales. This was amended to provide that the royalty would be 9% of net sales so long as Rohto uses any Nuo patent, and 5% of net sales if Rohto does not use any Nuo patent and in certain other circumstances described in the Amendment. The royalty payment obligation expires at the later of December 31, 2029 or the expiration of the relevant Nuo patent. The two relevant patents have expiration dates in 2019 and 2032.

The descriptions of the securities purchase agreement and the Amendment are qualified in their entirety by reference to the full text of such agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Securities Purchase Agreement, dated May 28, 2018
Exhibit 10.2	Amendment No. 1 to Exclusive License and Distribution Agreement, dated May 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer & Chief Financial Officer

Date: May 30, 2018